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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-51671-01, 333-51759 and 333-61913, and Form S-8 Nos.
333-38878, 333-12117, 333-29759 and 333-55901) and related Prospectuses of
Highwoods Properties, Inc. and in the Registration Statement (Form S-3 No. 333-51671) and related Prospectus of Highwoods Realty Limited Partnership of our report dated February 19, 2002 with respect to the consolidated financial statement and schedule of Highwoods Realty Limited Partnership included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                      /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
March 27, 2002